DATA (7/16/09)

PART A -- THIS PART LISTS YOUR PERSONAL DATA.

OWNER:                     [JOHN DOE]              Age: [60]     Sex: [Male]
        [AVAILABLE ONLY UNDER NQ CONTRACTS/CERTIFICATES]
        [JOINT OWNER:]             [JANE DOE]          Age: [55]   Sex: [Female]

ANNUITANT:                 [JOHN DOE]              Age: [60]     Sex: [Male]

[APPLICABLE ONLY TO DEFINED BENEFIT AND DEFINED BENEFIT QUALIFIED PLAN CONTRACTS/CERTIFICATES]
[EMPLOYER:]   [ABC Company]
[PLAN:]       [ABC Company Plan]

FOR NQ AND CUSTODIAL OWNER JOINT LIFE IRA CONTRACTS/CERTIFICATES ISSUED WITH A JOINT ANNUITANT (NQ AND IRA ONLY):
[APPLICABLE FOR NQ CONTRACTS/CERTIFICATES]
[JOINT ANNUITANT:]         [JANE DOE] Age: [55]           Sex: [Female]

BENEFICIARY:  [JANE DOE]

[CONTRACT: GROUP ANNUITY CONTRACT NO. [2010ACCGAC]]
CONTRACT NUMBER:           [00000]

      ENDORSEMENTS ATTACHED:
      [MARKET SEGMENT ENDORSEMENTS]

         [Endorsement Applicable to Non-Qualified Contracts/Certificates Endorsement Applicable to IRA Contracts/Certificates
         Endorsement Applicable to Roth IRA Contracts/Certificates
         Endorsement Applicable to Custodial [Roth] IRA Contracts/Certificates Endorsement Applicable to Defined Contribution Qualified Plan Contracts/Certificates
         Endorsement Applicable to Defined Benefit Qualified Plan Contracts/Certificates
         Inherited Traditional IRA Beneficiary Continuation Option ("BCO") Endorsement
         Inherited Roth IRA Beneficiary Continuation Option ("BCO") Endorsement Charitable Remainder Trust Endorsement
         Non-Spousal Beneficiary Continuation Option ("BCO") Tax-Qualified Retirement Plan Funds
         Direct Rollover to Traditional IRA Endorsement]

         [ENDORSEMENT APPLICABLE TO EXTRA CREDIT PRODUCT]
            [Endorsement Applicable to Credits Applied to Annuity Account Value]

         [INVESTMENT OPTIONS ENDORSEMENTS]
            [Endorsement Applicable to Guaranteed Interest Special Dollar Cost Averaging
            Endorsement Applicable to Special Money Market Dollar Cost Averaging Endorsement Applicable to Guaranteed Benefit Investment Options]

         [BENEFITS ENDORSEMENTS]
            [Endorsement Applicable to GWBL Maturity Date Annuity Benefit]


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         OPTIONAL RIDERS ATTACHED:
            [Guaranteed Minimum Income Benefit Rider
            Guaranteed Minimum Death Benefit Rider - Greater of Death Benefit Guaranteed Minimum Death Benefit Rider - Annual Ratchet Guaranteed Minimum Death Benefit Rider - Return of Principal]

         ISSUE DATE:                        [January  1, 2010]
         CONTRACT DATE:                     [January  1, 2010]
         MATURITY DATE :                    [January 1, 2045]

         [FOR B-SHARE, C-SHARE AND L-SHARE] The Maturity Date may not be later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract/Certificate except as described in Section 7.02. If there is a successor Annuitant named under the Contract/Certificate, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth. [FOR NQ CONTRACTS/CERTIFICATES WITH JOINT ANNUITANTS] [For Contracts/Certificates with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

         [FOR EXTRA CREDIT PRODUCT] The Maturity Date may not be prior to [five years from the Contract Date] nor later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract/Certificate except as described in
         Section 7.02. If there is a successor Annuitant named under the Contract/Certificate, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth. [FOR NQ CONTRACTS/CERTIFICATES WITH JOINT ANNUITANTS] [For Contracts/Certificates with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

[IF GMIB IS ELECTED THE FOLLOWING WILL APPEAR]
[INITIAL [ANNUAL] ROLLUP RATE:

         Your initial Rollup Rate is [5%]. [This rate is greater than the minimum rate derived from the formula
                                           shown below.]

         [After your first [Contract Date Anniversary], the minimum rate will be no less than [4%] for the next [[5] Contract Years]. After the [[6th] Contract Year] and for the next [[5] Contract Years], the minimum rate will be no less than [3%], and thereafter the minimum rate will be no less than [2%]].

INDEXED ROLLUP RATE FORMULA FOR THE [SECOND] AND LATER CONTRACT YEARS -

         The minimum [annual] Rollup Rate for the [Contract Year] following [each] [Contract Date Anniversary] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, plus [1.00%] rounded to the [nearest/lowest] [0.10%] increment. The minimum [annual] Rollup Rate will never be less than [2%] or more than [7%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates - H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

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PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT/CERTIFICATE.

[APPLICABLE IF THE SPECIAL DOLLAR COST AVERAGING PROGRAM IS AVAILABLE]
[Special Dollar Cost Averaging Rate         [4.00%] through [December 31, 2009]]

[APPLICABLE TO CONTRACTS/CERTIFICATES WITH NON-GUARANTEED BENEFIT INVESTMENT OPTIONS ONLY]
[Guaranteed Interest Option:

         Initial Guaranteed Interest Rate   [2.75% through January 31, 2009;
         Annual Guaranteed Interest Rate    1.5% through December 31, 2009]
         Lifetime Minimum Guaranteed
         Interest Rate                      [1.5%] ]

CONTRIBUTIONS AND ALLOCATIONS (SEE PART III): Initial Contribution minimum:
[$5,000]
Subsequent Contribution minimum: [$500] [Subsequent Contributions to the Non-Guaranteed Benefit Investment Options can be made until the older of the original Annuitant and Owner attain age [86] or if later, the first Contract Date Anniversary.] [IF GMIB OR AN OPTIONAL GMDB IS ELECTED THE FOLLOWING WILL APPEAR] [Subsequent Contributions to the Guaranteed Benefit Investment Options can be made until the older of the original Annuitant and Owner attain age [75] or if later, the [first] Contract Date Anniversary.]

[IF GMIB OR AN OPTIONAL GMDB IS ELECTED THE FOLLOWING WILL APPEAR]
[Subsequent Contributions to the Guaranteed Benefit Investment Options are not permitted after the date the first Withdrawal is taken from the Guaranteed Benefit Annuity Account Value.

No additional Contributions may be made to the Guaranteed Benefit Investment Options on or after the Benefit Transaction Date. Transfers and Contributions to Guaranteed Benefit Investment Options may not exceed a total of [$1,500,000]. No Contributions may be made to any supplementary contract.

If we discontinue Contributions and transfers to the Guaranteed Benefit Investment Options, any subsequent Contribution or automated transfer will be allocated to the Non-Guaranteed Benefit Investment Option corresponding to the Guaranteed Benefit Investment Options that were specified in your allocation instructions. If we are not offering such Non-Guaranteed Benefit Investment Option as of the discontinuance date, we may substitute a Non-Guaranteed Benefit Investment Option that has a different name or investment manager provided it has a substantially similar investment policy. ] [If a specific Guaranteed Benefit Investment Option is closed, we may allocate any subsequent Contributions and transfer amounts to such Guaranteed Benefit Investment Option to the [AXA Balanced Strategy] Investment Option.]

[We may refuse to accept any Contribution if the sum of all Contributions under all ["Accumulator Series"] Contract/Certificate with the same Annuitant or Owner would then total more than [$1,500,000]. [If we accept any such Contribution under this Contract/Certificate, your Investment Options may be limited to the Non-Guaranteed Benefit Investment Options.] [FOR ISSUE AGES 81-85, THE FOLLOWING SENTENCE WILL REPLACE THE FIRST SENTENCE OF THIS PARAGRAPH] [We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificate would then total more than $500,000.]

[IF THEGUARANTEED INCOME BENEFIT RIDER IS ELECTED] [We reserve the right to limit aggregate Contributions and transfers to the Guaranteed Benefit Investment Options after the first Contract Year in which a Contribution or transfer is made to any of those Investment Options (the "initial allocation year") to [150%] of the total amount of the Contributions and transfers to the Guaranteed Benefit Investment Options during such initial allocation year.] [FOR CONTRACTS/CERTIFICATES ISSUED IN THE [QP-DB]/[QP-DC] MARKET SEGMENT ONLY, THE FOLLOWING TEXT WILL APPEAR] [We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificate would then total more than 80% of the present value of the Annuitant's [APPLICABLE TO DB ONLY] [accrued] benefit. The only Contributions we will accept are: (i) transfers from another [QP-DB]/[QP-DC] plan and (ii) amounts attributable to a change of investment vehicles in the plan.]

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[FOR NON- SPOUSAL BCO CONTRACTS/CERTIFICATES] We will accept contributions in accordance with the Contribution requirements described in [Part III-Contributions and Allocations, Item 7 Limits on Contributions] of the Non-Spousal Beneficiary Continuation Option ("BCO") Tax-Qualified Retirement Plan Funds Direct Rollover to Traditional IRA endorsement.

[FOR ALL CONTRACTS/CERTIFICATES] We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Contracts/Certificates of which you are Owner or under which you are the Annuitant would total [$2,500,000.]

INITIAL CONTRIBUTION RECEIVED:                                  [$100,000.00]

   [APPLICABLE FOR EXTRA CREDIT PRODUCT ONLY, AND IF INDICATED BY OWNER]
   EXPECTED FIRST YEAR CONTRIBUTION:                            [$ 1,000,000.00]

       [APPLICABLE FOR EXTRA CREDIT PRODUCT ONLY]
       CREDIT AMOUNT - OF INITIAL CONTRIBUTION:             [$   5,000.00/ N/A*]
        (see Endorsement Applicable to Credits Applied to Annuity Account Value)

         *[Credits are not applied to Contributions that result from a Roth IRA conversion from an [Accumulator] Extra Credit Traditional IRA Contract/Certificate]

INVESTMENT OPTIONS (SEE PART II - INVESTMENT OPTIONS)
[[APPLICABLE TO NON-GUARANTEED BENEFIT INVESTMENT OPTIONS]

INVESTMENT OPTIONS AVAILABLE. YOUR INITIAL ALLOCATION IS SHOWN. YOU MAY NOT ALLOCATE AMOUNTS TO MORE THAN 90 INVESTMENT OPTIONS AT ANY TIME.

NON-GUARANTEED BENEFIT INVESTMENT OPTIONS

[THE FOLLOWING WILL APPEAR FOR ALL B-SHARE AND L-SHARE]
o  [Account for Special Dollar Cost Averaging]

   [No more than [25%] of the account for Dollar Cost Averaging allocation may be allocated to the GIO]

   [THE FOLLOWING WILL APPEAR FOR ALL EXTRA CREDIT AND C-SHARE]
o  [Account for Special Money Market Dollar Cost Averaging*]
      *Your Separate Account Charge for this Account will never exceed the charge for the Non-Guaranteed Benefit Investment Options shown in Part C.

   [No more than [25%] of the account for Dollar Cost Averaging allocation may be allocated to the GIO]

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 A TOTAL OF 100% OF THE CONTRIBUTION MUST BE INVESTED IN ANY OR ALL OF THE
FOLLOWING INVESTMENT OPTIONS.

                                                                    AMOUNT
                                                                    ------
                                                                    ALLOCATED
                                                                    ---------

      [EQ/AllianceBernstein Small Cap Growth*
                                                                    [$50,000]
      EQ/Blackrock International Value
      EQ/International Core PLUS
      EQ/International Growth
      EQ/Mid Cap Index
      EQ/Mid Cap Value PLUS**
      EQ/Oppenheimer Global
      EQ/Small Company Index
      Multimanager International Equity
      Multimanager Mid Cap Growth
      Multimanager Mid Cap Value
      Multimanager Small Cap Growth
      Multimanager Small Cap Value
      EQ/Money Market]
                                                                    [$0.00]

   An asterisk (either *, **, or ***), identifies Variable Investment Options to which certain charges under Part C apply.

 [GUARANTEED INTEREST OPTION ("GIO") ]                            [$50,000]
                                                 ----------------------------
     TOTAL:                                                     [$100,000.00]

   [No more than [25%] of the total Annuity Account Value of the Non-Guaranteed Benefit Investment Options [and the Guaranteed Benefit Investment Options] may be allocated to the GIO]

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49].]


     [APPLICABLE TO GUARANTEED BENEFIT INVESTMENT OPTIONS ONLY] AMOUNTS ARE ALLOCATED IN COMPLIANCE WITH THE ALLOCATION LIMITS DESCRIBED IN THE ENDORSEMENT
              APPLICABLE TO GUARANTEED BENEFIT INVESTMENT OPTIONS.

   o  INVESTMENT OPTIONS

     [CATEGORY 1 AXA STRATEGIC ALLOCATION INVESTMENT OPTIONS]

                                                         AMOUNT
                                                         ------
                                                         ALLOCATED
                                                         ---------

      [AXA Balanced Strategy***                          [$20,000]
      AXA Conservative Growth Strategy
      AXA Conservative Strategy
      AXA Moderate Growth Strategy]

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      [CATEGORY 2 FIXED INCOME VARIABLE INVESTMENT OPTIONS INVESTMENT OPTIONS]

                                                         AMOUNT
                                                         ------
                                                         ALLOCATED
                                                         ---------

        [EQ/Core Bond Index*                             [$80,000]
        EQ/Intermediate Gov't Bond Index]


      [CATEGORY 3 EQUITY VARIABLE INVESTMENT OPTIONS ]

                                                         AMOUNT
                                                         ------
                                                         ALLOCATED
                                                         ---------

        [ATM 400
        ATM 500
        ATM 2000
        ATM EIFA
        AXA Growth Strategy]

      An asterisk (either *, **, or ***), identifies Variable Investment Options to which certain charges under Part C apply.

                                                         -----------------
                                                  TOTAL: [$100,000.00]

Your allocation of Account Value will be rebalanced [quarterly] in accordance with an applicable Rider or Endorsement.

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49].

TRANSFER RULES (SEE SECTION 4.02): [Transfer requests must be in writing and delivered by U.S mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.]

We reserve the right to:

   a) [limit transfers among or to the Variable Investment Options to no more than once every 30 days,

   b) require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,

   c) establish a maximum dollar amount that may be transferred by an owner on any transaction date among Variable Investment Options,

   d) reject transfer requests from a person acting on behalf of multiple contract/certificate owners unless pursuant to a trading authorization agreement that we have accepted.

   e) restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,

   f) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

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The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:

    (a) [25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,

    (b) the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or

    (c) [25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year.

Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous business day. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least [45 days] in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.

Transfers of amounts from your Non-Guaranteed Benefit Investment Options to the Guaranteed Benefit Investment Options are permitted until the older of the original Annuitant and Owner attain age [75] or if later, the first Contract Date Anniversary. [THE FOLLOWING WILL APPEAR IF GMIB OR AN OPTIONAL GMDB HAS BEEN ELECTED.] [Transfers of amounts from your Non-Guaranteed Benefit Investment Options to the Guaranteed Benefit Investment Options are not permitted after the date the first Withdrawal is taken from the Guaranteed Benefit Annuity Account Value.] Transfers and Contributions to the Guaranteed Benefit Investment Options may not exceed a total of $[1,500,000].

[IF THEGUARANTEED INCOME BENEFIT RIDER IS ELECTED] [We reserve the right to limit aggregate Contributions and transfers to the Guaranteed Benefit Investment Options after the first Contract Year in which a Contribution or transfer is made to any of those Investment Options (the "initial allocation year") to [150%] of the total amount of the Contributions and transfers to the Guaranteed Benefit Investment Options during such initial allocation year.]

[THE FOLLOWING WILL APPEAR IF GMIB OR AN OPTIONAL GMDB HAS BEEN ELECTED.] [Contributions to the Account for Special [Money Market] Dollar Cost Averaging scheduled to be transferred into the Guaranteed Benefit Investment Options over the duration of the program will increase your [GMIB Benefit Base] [or any GMDB Benefit Base] as of the effective date you contribute to a Special [Money Market] Dollar Cost Averaging Program.

Transfers of amounts from the Guaranteed Benefit Investment Options to the Non-Guaranteed Benefit Investment Options are not permitted, except as described in the Termination Provision of the GMIB Rider (Section VI), that you have elected.

We may discontinue accepting transfer requests to the Guaranteed Benefit Investment Options at any time with advance written notice to you.

No additional transfers may be made to the Guaranteed Benefit Investment Options or the supplementary contract on or after the Benefit Transaction Date.

If we discontinue transfers to the Guaranteed Benefit Investment Options, any subsequent automated transfer will be allocated to the Non-Guaranteed Benefit Investment Option corresponding to the Guaranteed Benefit Investment Options in your allocation instructions. If we are not offering such Non-Guaranteed Benefit Investment Option as of the discontinuance date, we may substitute a Non-Guaranteed Benefit Investment Option that has a different name or investment manager provided it has a substantially similar investment policy. ] [If a specific Guaranteed Benefit Investment Option is closed, we may allocate any subsequent Contributions and transfer amounts to such Guaranteed Benefit Investment Option to the [AXA Balanced Strategy] Investment Option.]

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[THIS TEXT WILL APPLY WHEN THE ENDORSEMENT APPLICABLE TO GUARANTEED BENEFIT
INVESTMENT OPTIONS IS ISSUED WITH THIS CONTRACT.] [Any transfer rules described in the Endorsement Applicable to Guaranteed Benefit Investment Options issued with this Contract will apply.]

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals: The Lump Sum Withdrawal minimum amount is [$300]. [APPLICABLE TO QP-DB AND QP-DC MARKET SEGMENTS ONLY:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

Lump sum Withdrawals will be taken in accordance with your election of (a), (b),
(c) or (d) as set forth below:

    a) Withdrawals will be taken on a pro-rata basis from the Guaranteed Benefit Investment Options only,

    b) Withdrawals will be taken on a pro-rata basis from designated Non-Guaranteed Benefit Investment Options,

    c) Withdrawals will be taken in specified amounts, from both the Guaranteed Benefit Investment Options (on a pro-rata basis from such Options) and any designated Non-Guaranteed Benefit Investment Options, or

    d) Withdrawals will be taken in accordance with the following order i) from the Guaranteed Benefit Investment Options on a pro-rata basis, then ii) from the Special [Money Market] Dollar Cost Averaging Account, then iii) from the Guaranteed Benefit Investment Options on a pro-rata basis.

Required Minimum Distributions and Withdrawal requests with no instructions will be taken in accordance with item d) above. We must receive your election before processing your Withdrawal request.

[THE FOLLOWING LANGUAGE IS APPLICABLE TO THE FOLLOWING MARKET SEGMENTS:
TRADITIONAL IRA, AND QP] Automatic Required Minimum Distribution Withdrawals:
The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Market Segment].

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE (SEE SECTION 5.01):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract/Certificate). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract/Certificate will be terminated.

This Contract/Certificate (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

[THE FOLLOWING TEXT WILL APPEAR IF THE CONTRACT OWNER ELECTS GMIB]

The preceding three paragraphs do not apply while you have Guaranteed Benefit Annuity Account Value under your GMIB Rider.

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NORMAL FORM OF ANNUITY (SEE SECTION 7.04): [LIFE ANNUITY 10 YEAR PERIOD CERTAIN]
[FOR ANNUITY COMMENCEMENT DATE AGES 80 AND GREATER THE "PERIOD CERTAIN" IS AS FOLLOWS]

         ANNUITIZATION AGE            LENGTH OF PERIOD CERTAIN
         -----------------            ------------------------
           [Up to age 80                           10
                 81                                 9
                 82                                 8
                 83                                 7
                 84                                 6
                 85                                 5
                 86                                 4
                 87                                 3
                 88                                 2
                 89                                 1
           90 through 95                            0]

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06):
[6%] per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

   Annual Administrative Charge: During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract/Certificate is surrendered.

      [The above charge will be deducted from the Annuity Account Value in the Non-Guaranteed Benefit Investment Options on a pro rata basis.]

      [IF GUARANTEED BENEFIT INVESTMENT OPTIONS ARE ELECTED, THE FOLLOWING WILL REPLACE THE ABOVE SENTENCE.] [The above charge will be deducted from the Annuity Account Value in the Guaranteed Benefit Investment Options on a pro rata basis. If there is insufficient value or no value in the Guaranteed Benefit Investment Options, any remaining portion o f the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special [Money Market] Dollar Cost Averaging, if applicable. If there is insufficient value or no value in the Account for Special [Money Market] Dollar Cost Averaging, if applicable, any remaining portion o f the charge or the total amount of the charge, as applicable, will be deducted from the Annuity Account Value in the Non-Guaranteed Benefit Investment Options.]

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NUMBER OF FREE TRANSFERS (SEE SECTION 8.03): Currently, the number of free transfers is unlimited, subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2% of each transaction amount] at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.]


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